UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 4, 2011	000-53535
Date of Report (Date of earliest event reported):	Commission File Number

VIVAKOR, INC.
(Exact name of registrant as specified in its charter)

NEVADA	26-2178141
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18 Technology Drive, Suite 165 Irvine, CA 92618
(Address of principal executive offices)(Zip Code)

(949) 887-6890
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 14, 2011, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State, pursuant to which a one (1) for one thousand (1,000) reverse stock split would be effected (with fractional shares rounded up to the nearest whole number of shares) of both the total number of authorized shares of Common Stock of the Company and the total number of issued and outstanding shares of Common Stock of the Company, such that the total number of authorized shares of Common Stock of the Company would be decreased and the total number of issued and outstanding shares of Common Stock of the Company held by each stockholder of record at the effective date and time of such decrease would be correspondingly decreased (the “Reverse Stock Split”). The Financial Industry Regulatory Authority (FINRA) has announced that May 4, 2011 was the effective date of the Reverse Stock Split. Immediately before the effectiveness of the Reverse Stock Split, the total number of issued and outstanding shares of Common Stock of the Company was 239,878,853. As of the effectiveness of the Reverse Stock Split, the total number of issued and outstanding shares of Common Stock of the Company is approximately 239,879.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

May 4, 2011		/s/ Matthew Nicosia
	Name:	Matthew Nicosia
	Title:	Chief Executive Officer